Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-100671) pertaining to the U.S. Bank 401(k) Savings Plan of U.S. Bancorp of our report dated June 13, 2007, with respect to the financial statements and schedule of the U.S. Bank 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.
                                                                                          /s/ Ernst & Young LLP
Minneapolis, Minnesota
June 13, 2008